EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS





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                            RONALD R. CHADWICK, P.C.
                           Certified Public Accountant
                        2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                             Telephone (303)306-1967
                                Fax (303)306-1944


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use, in the Post Effective Amendment No. 8 to Form S-1 Registration Statement of Hinto Energy, Inc. (formerly Garner Investments, Inc.), of my report dated April 7, 2011 on my audit of the financial statements of Garner Investments, Inc. as of December 31, 2010 and 2009 and the related statements of operations, stockholders' equity and cash flows for the years then ended and for the period from inception February 13, 1997 (inception) through December 31, 2010.

I further consent to the use, in the Post Effective Amendment No. 8 to Form S-1 Registration Statement of Hinto Energy, Inc. (formerly Garner Investments, Inc.), of my report dated January 23, 2012 on my audit of the financial statements of South Uintah Gas Properties, Inc. as of September 30, 2011 and the related statements of operations, stockholders' equity and cash flows for the period from inception March 8, 2011 (inception) through September 30, 2011.

In addition, I consent to the reference to me under the heading "Experts" in the Registration Statement.

/s/ Ronald R. Chadwick, P.C.
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RONALD R. CHADWICK, P.C.
Aurora, Colorado
March 14, 2012